UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2003

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12240 Inwood Road, Suite 300, Dallas, Texas 75244

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 387-1487

Not applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

On October 14, 2003, the Company announced that the follow-on public offering of its common stock was priced at $16.00 per share. The Company sold 2,575,000 shares in the offering and the selling stockholders, the Lone Star Funds, sold 1,500,000 shares. The Company and the selling stockholders completed the sale of these shares on October 17, 2003. A copy of the underwriting agreement by which the Company and the selling stockholders agreed to sell the shares is attached hereto as Exhibit 99.2 and incorporated herein by reference. In the underwriting agreement, the selling stockholders also granted to the underwriters an option to purchase 611,250 additional common shares within 30 days of the offering to cover over-allotments.

Item 7.	Exhibits.

99.1	Press Release dated October 14, 2003, announcing pricing for the public offering of 4,075,000 shares of the Company’s common stock.

99.2	Underwriting Agreement, dated as of October 13, 2003 (the “Underwriting Agreement”), by and among U.S. Restaurant Properties, Inc., LSF3 Capital Investments I, LLC, LSF III Capital Investments, L.P., on the one hand, and Banc of America Securities LLC, Morgan Keegan & Company, Inc. and Southwest Securities, Inc., acting as representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement, on the other hand.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2003

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ Stacy M. Riffe

Stacy M. Riffe Chief Financial Officer

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INDEX TO EXHIBITS

99.1	Press Release dated October 14, 2003, announcing pricing for the public offering of 4,075,000 shares of the Company’s common stock.

99.2	Underwriting Agreement, dated as of October 13, 2003 (the “Underwriting Agreement”), by and among U.S. Restaurant Properties, Inc., LSF3 Capital Investments I, LLC, LSF III Capital Investments, L.P., on the one hand, and Banc of America Securities LLC, Morgan Keegan & Company, Inc. and Southwest Securities, Inc., acting as representatives of the several underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement, on the other hand.

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